Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-48204, 333-126036, 333-149809 and 333-210072) on Form S-8 of Hurco Companies, Inc. of our report dated January 7, 2022, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting of Hurco Companies, Inc. appearing in this Annual Report on Form 10-K of Hurco Companies, Inc. for the year ended October 31, 2021.

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/s/ RSM US LLP

Indianapolis, Indiana
January 7, 2022